UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2010
INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49735	87-0642947
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

570 Del Rey Avenue		94085
Sunnyvale, California
(Address of principal executive offices)		(Zip Code)
408-636-1020
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On February 21, 2010, the Board of Directors of Intraop Medical Corporation (the “Company”) committed to a restructuring plan that will result in a substantial reduction in force at the Company. The restructuring plan is primarily designed to help the Company increase productivity, reduce operating expenses and conserve cash resources as it explores various strategic alternatives to enhance and maximize stockholder value. The Company expects to continue to explore additional cost savings initiatives in an effort to further reduce operating expenses.
     The reduction in force contemplated by the restructuring plan will result in the termination of six non-officer, U.S.-based employees. Following the reduction in force, the Company will have 21 employees, including the executive officers who will continue with the Company. Employees affected by the reduction in force have received notification from the Company. The positions impacted include three employees in the Company’s sales department, a service technician and two administrative employees, all of whom are non-essential to the continued building and servicing of the Company’s core product, the Mobetron. The Company expects to refocus its sales efforts through its distributor network. The restructuring plan also contemplates a reduction in pay of at least 30% for all remaining employees, including the Company’s executive officers. The Company expects to complete implementation of the restructuring plan during the second fiscal quarter of 2010 and that the restructuring plan will generate cost savings for the Company in excess of $100,000 per month.
     As a result of the restructuring plan, the Company estimates that it will record an aggregate restructuring charge of approximately $50,000 in the second fiscal quarter of 2010 for personnel-related expenses related to payout of accrued vacation time to terminated employees and that such restructuring charge will result in future cash expenditures by the Company of approximately $50,000. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.
     This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the expected timing of completion of the reduction in force, and the expected savings, costs and related charges of the reduction in force. Words such as “designed,” “expects,” “will,” “estimates,” “may,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, the risk that the restructuring costs may be greater than anticipated, the risk that the Company’s reduction in force and any future workforce and expense reductions may have an adverse impact on the Company’s internal programs, its ability to hire and retain key personnel and may be distracting to management, and the risk that the Company will need substantial additional funding and may be unable to raise additional capital when needed, which could force the Company to limit or cease its operations, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 and other periodic filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a result of the reduction in pay described in Item 2.05 of this Form 8-K, the base salary payable by the Company to each of its principal executive officer, John Powers, its principal financial officer, J.K. Hullett, and its other named executive officer, Donald A. Goer, will be reduced by at least 30%. Specifically, as a result of the reduction in pay, Mr. Powers annual base salary will be decreased from $185,000 to $129,500, Mr. Hullett’s annual base salary will be reduced from $120,000 to $60,000 and Mr. Goer’s annual base salary will be reduced from $184,000 to $120,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAOP MEDICAL CORPORATION
Dated: February 25, 2010	By:	/s/ John Powers
John Powers
President and Chief Executive Officer